UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Dominion Energy, Inc.

(Name of Registrant as Specified in its Charter)

N/A

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Dominion Energy, Inc.

120 Tredegar Street

Richmond, Virginia

IMPORTANT NOTICE FROM DOMINION ENERGY, INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 6, 2020

The following Notice of Change of Location (the “Notice”) supplements and relates to the original “Important Notice Regarding the Availability of Proxy Materials” distributed to shareholders of Dominion Energy, Inc. in connection with its upcoming Annual Meeting of Shareholders to be held on Wednesday, May 6, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 25, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY

STATEMENT AND ORIGINAL NOTICE.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2020

To the Shareholders of Dominion Energy, Inc.:

In light of ongoing coronavirus developments and taking into account the guidance and protocols issued by public health authorities and federal, state and local governments, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Dominion Energy, Inc. has been changed. As previously announced, the Annual Meeting will be held on Wednesday, May, 6, 2020 at 9:30 a.m. Eastern Time. In light of public health concerns, the Annual Meeting will be held in a virtual meeting format only, via the Internet. You will not be able to attend the Annual Meeting physically in person. Due to printing requirements, we were unable to update the location listed on the Notice Regarding the Availability of Proxy Materials distributed to our shareholders. We were, however, able to revise the Proxy Statement (including the official notice of the meeting that is included in it) to reflect the change to a virtual meeting.

As described in the proxy materials for the Annual Meeting (the “proxy materials”), you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on February 28, 2020, the record date, or hold a properly executed proxy from such a record shareholder. To participate in the Annual Meeting at www.virtualshareholdermeeting.com/D2020, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the virtual meeting website. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials.

By Order of the Board of Directors,

Carter M. Reid

Executive Vice President, Chief of Staff and Corporate Secretary

March 25, 2020

The Annual Meeting on May 6, 2020 at 9:30 a.m. Eastern Time will be accessible at

www.virtualshareholdermeeting.com/D2020.

Dominion Energy’s Notice of Annual Meeting, 2020 Proxy Statement, 2019 Summary Annual Report and 2019 Annual Report on Form 10-K are available on our website at investors.dominionenergy.com/proxy.